Exhibit 99.2

Press Release

Court Grants Final Approval for Class Action Settlement of EnerLume’s Consolidated Federal Securities Lawsuit

Hamden, CT -- February 1, 2008 -- EnerLume Energy Management Corp., (OTCBB:ENLU.OB, www.enerlume.com) formerly known as Host America Corporation, announces that on January 28, 2007 the Honorable Vanessa L. Bryant, United States District Court Judge for the District of Connecticut, granted final approval of the settlement of the consolidated federal securities class action that arose out of allegations stemming from a press release issued by the Company on July 12, 2005.

As previously described in the Company’s current report on Form 8-K filed on October 19, 2007, under the class action settlement, all claims against the Company and its past and present officers and directors named as defendants have been dismissed with prejudice, in exchange for payment to the Class of $2,450,000, $1,700,000 of which has been paid by insurance.  In addition to the insurance proceeds, the Company has contributed $200,000 and has entered into an unsecured term note for the balance at a rate of 7.5% per annum which shall be due and payable in full on April 18, 2008.  Separately, the Court took under advisement the settlement of the related stockholders derivative action, pursuant to which Host’s (now EnerLume’s) Board of Directors hasagreed to implement certain specified therapeutic corporate governance policies and procedures and to provide for payment of $140,000 for the shareholder plaintiffs’ attorney fees and costs, which is funded by the Company’s insurance proceeds.

“We are very pleased that the distraction from the class action suit from 2005 has come to an end,” said David J. Murphy, President and CEO of EnerLume Energy Management Corp.  “The Company will now be able to devote more time and resources to implementing its business plan.”

The Company has not settled two other cases pending in state court concerning the July 2005 press release. The Company and the other EnerLume defendants have steadfastly maintained that the claims raised in the litigation are without merit, and have vigorously contested those claims. As part of the settlement, the settling defendants continue to deny any liability or wrongdoing.

About EnerLume Energy Management Corp.
EnerLume Energy Management Corp., through its subsidiaries, provides energy management conservation products and services in the United States. Its focus is energy conservation, which includes a proprietary digital microprocessor for reducing energy consumption on lighting systems, and the installation and design of electrical and energy management systems.

Forward Looking Statements

All information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of EnerLume Energy Management Corp. and its subsidiaries, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with EnerLume’s entry into new commercial energy markets that require the company to develop demand for its products, its ability to access the capital markets, litigation, regulatory investigations and many other risks described in its Securities and Exchange Commission filings, previously filed under the name Host America Corporation. The most significant of these uncertainties are described in our 2007 Annual Report on Form 10-K all of which any reader of this release is encouraged to study (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: the costs, difficulties, and uncertainties related to the implementation of the early stage energy management division, organizational changes and the integration of acquired businesses; the potential loss of one or more key customer or supplier relationships or changes to the terms of those relationships; difficulties and uncertainties related to transitions in senior management; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings; the impact of previously announced restatements; difficulties or delays or increased costs in implementing our overall prospective business plan; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Contacts:

EnerLume Energy Management Corp. David. J. Murphy CEO, President 203.248.4100	The Investor Relations Group Investor Relations: Erika Moran / Tom Caden Media Contact: Lynn Granito / Steven Melfi Phone: 212.825.3210